As filed with the Securities and Exchange Commission on August 5, 1997
                          Registration No.


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                               Form S-8
                        REGISTRATION STATEMENT
                                Under
                      THE SECURITIES ACT OF 1933


                       ENERGY WEST INCORPORATED
        (Exact name of Registrant as specified in its charter)

                 Montana                              81-0141785
     (State or other jurisdiction                   (I.R.S. Employer
    of incorporation or organization)              Identification No.)

                        One First Avenue South
                      Great Falls, Montana 59401
(Address, including zip code, of Registrant's principal executive offices)

                       ENERGY WEST INCORPORATED
               DEFERRED COMPENSATION PLAN FOR DIRECTORS
                       (Full title of the Plan)

                                                        Copy to:
               Larry D. Geske                     John C. Allen, Esq.
     President and Chief Executive Officer          Corporate Counsel
          Energy West Incorporated             Energy West Incorporated
           One First Avenue South                One First Avenue South
         Great Falls, Montana 59401            Great Falls, Montana 59401
               (406) 791-7500                        (406) 791-7503

 (Name, address, telephone number, of agent for service)

                   CALCULATION OF REGISTRATION FEE


Title of           Amount       Proposed        Proposed        Amount of
securities to      to be        maximum         maximum        registration
be registered    registered  offering price     aggregate         fee
                              per share      offering price

Common Stock,     100,000    $__8.625__(1)   $__862,500__(1)   $__258.75__(1)
Par Value          shares
$.15 Per Share




(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h),based on the average of the high and low prices of the Registrant's Common Stock as listed on the Nasdaq Stock Market on August 1, 1997.

                                   EXPLANATORY NOTE


        As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

        Item 3: Incorporation of Documents by Reference

   The following documents filed with the Commission by Energy West Incorporated (the "Registrant" or the "Company") (File No. 0-14183) are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

   1. The Registrant's Annual Report on Form 10-KA/1 for the fiscal year ended June 30, 1996;

   2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1996 and December 31, 1996 and the Registrant's Quaterly Report on Form 10-QA for the quarter ended March 31, 1997;

   3. The description of the Registrant's Common Stock set forth in the Form 8-A Registration Statement filed with the Commission on January 15, 1986..

   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4: Description of Securities

   Not applicable.

Item 5: Interests of Named Experts and Counsel

   Not Applicable.

Item 6:  Indemnification of Directors and Officers

   Reference is made to Sections 35-1-451 through 35-1-459 of the Montana Business Corporation Act, which provide that a corporation may indemnify any individual who was, is or is threatened to be made a named defendant in any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation in which an individual was adjudged liable to the corporation), and whether formal or informal, because such individual is or was a director of the corporation or, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust employee, benefit plan or other enterprise. The indemnity may include judgments, penalties, fines (including an excise tax assessed with respect to an employee benefit), amounts paid in settlement or reasonable expenses (including attorney's fees) incurred by such individual in connection with such action, suit or proceeding if such individual conducted him or herself in good faith and reasonably believed, in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests, and, in all other cases, that his or her conduct was at least not opposed to the corporation's best interest and if, in the case of any criminal proceeding, such individual had no reasonable cause to believe his or her conduct was unlawful. In addition, a Montana corporation may indemnify any of its officers, employees and agents who are not directors to the same extent as to a director and may also indemnify any officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by the corporation's articles of incorporation, its by-laws, general or specific action of its board of directors or contract.

   Article VI, Section 6.1 of the Bylaws of the Company, as amended, provides that the Company shall indemnify its officers and directors against certain claims, liabilities and expenses arising out of any action, suit or proceeding in which such individual is a party by reason of being an officer or director of the Company, provided that such individual shall not be adjudged to have been liable for actual negligence or misconduct in the performance of his or her duties.

   Article 8 of the Company's Amended Articles of Incorporation provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions that constitute willful misconduct, recklessness or a knowing violation of law, (iii) under Section 35-1-713 of the Montana Business Corporation Act, or (iv) for a transaction from which the director derives an improper personal benefit.

   The foregoing discussion is qualified in its entirety by reference to the Montana Business Corporation Act, the Company's Amended Articles of Incorporation, and the Company's Bylaws, as amended.

Item 7:  Exemption from Registration Claimed

   Not applicable.

Item 8: Exhibits

   *4.1 Form of Indenture (including form of Note) relating to the Comopany's Series 1993 Notes (incorporated by reference to
        Exhibit 4.1 to the Company's Registration Statement on Form 202, File No 33-62680).

   *4.2 Loan Agreement, dated as of September 1, 1992, relating to The
        Company's Series 1992 A and Series 1992 B Industrial
        Development Revenue Bonds (Incorprated by reference to Exhibit
        4.2 to the Company's Registration Statement on Form 2-2 File
        No. 33-62680.

   5.1  Opinion of John C. Allen, Counsel to Registrant.

   23.1 Consent of Ernst & Young LLP.

   23.2 Consent of John C. Allen, Counsel to Registrant (included in
        Exhibit 5).

   24.1 Powers of Attorney executed by certain officers and members of the Board of Directors of the Registrant.

-------------------------
*Exhibits marked with an asterisk are incorporated by reference as indicated pursuant to Rule 411(c).

Item 9: Undertakings

Rule 415 Offering.

   The Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.

   The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Great Falls, State of Montana, on August 4, 1997.



                              ENERGY WEST INCORPORATED


                              By:    /s/ Larry D. Geske

                                 Larry D. Geske
                                 President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 4, 1997.

   Signature                Title

 /s/ Larry D. Geske        President and Chief Executive Officer
Larry D. Geske            (Principal Executive Officer) and Director


 /s/ Edward J. Bernica     Vice President and Chief Financial Officer
Edward J. Bernica         (Principal Financial Officer)


 /s/ William J. Quast      Vice President, Treasurer, Controller and
William J. Quast           Assistant Secretary (Principal Accounting Officer)


Ian B. Davidson               )
Thomas N. McGowen, Jr.        )
G. Montgomery Mitchell        )  A majority of the
David A. Flitner              )  Board of Directors*
Dean South                    )
George Ruff                   )


                              as attorney-in-fact for the
By:   /s/ John C. Allen       above officers and directors
                              marked by an asterisk
     (John C. Allen,          pursuant to powers of
     Attorney-in-Fact)        attorney duly executed by
                              such persons.

                      ENERGY WEST INCORPORATED
              DEFERRED COMPENSATION PLAN FOR DIRECTORS

                   100,000 SHARES OF COMMON STOCK
                     (Par Value $.15 Per Share)

                      -------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------

          THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
     SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
     OF 1933.

                      ------------------------

     Participation in the Deferred Compensation Plan for Directors (the "Plan") of Energy West Incorporated (the "Company") is provided, as set forth herein, to those directors of the Company who are neither officers nor employees of the Company ("Directors"). The Plan provides Directors
(i) the opportunity to elect to receive certain fees in the form of shares of the Company's Common Stock, par value $.15 per share ("Common Stock"), (ii) the opportunity for an investment return on those deferrals based upon stock equivalents, and for payment of deferred amounts in the form of Common Stock, (iii) incentive compensation to be paid only in Common Stock, and (iv) the opportunity to defer receipt of such compensation in the form of stock equivalents, and for payment of such deferred compensation in the form of Common Stock. The Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986 and is not subject to the provisions of the Employee Retirement Income Security Act of 1974. A copy of the Plan and an executive summary is attached hereto as Exhibit A.

                       -----------------------

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representations must not be relied upon in making investment decisions. The delivery of this Prospectus or any sale hereunder at any time does not imply that information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since the date hereof.

                       -----------------------

      The date of this Prospectus is January 30, 1997.

                       RESTRICTIONS ON RESALE

     Affiliates of the Company (generally, executive officers and directors) are subject to certain legal restrictions regarding the transferability of securities of the Company distributed to them. This Prospectus may not be used for reoffers or resales of Common Stock acquired under the Plan by affiliates of the Company within the meaning of the Securities Act of 1933 (the "Securities Act"). Any reoffers or resales by affiliates may be made only (i) pursuant to Rule 144 under the Securities Act, (ii) pursuant to another exemption from the registration requirements of the Securities Act or (iii) by means of a separate prospectus relating to a registration statement that has been declared effective under the Securities Act.

                   U.S. FEDERAL INCOME TAX EFFECTS

     Awards of Common Stock, and amounts voluntarily deferred pursuant to the Plan and converted into Common Stock Equivalents, will not be taxable to the Director until a distribution is made to the Director or to his or her beneficiary. A Director will recognize ordinary income in an amount equal to the amount of cash received or the fair market value of the shares of Common Stock distributed. The Company will be entitled to take a corresponding tax deduction for the year in which the Director recognized ordinary income. Any appreciation in value of Common Stock from the distribution date to the date the Director disposes of such Common Stock will be taxed as capital gain, short-term or long-term, depending on the length of time the Common Stock was held.

     INDIVIDUAL TAX IMPLICATIONS ATTENDANT TO PARTICIPATION IN THE PLAN ARE THE RESPONSIBILITY OF THE INDIVIDUAL PARTICIPANT. THE BRIEF DESCRIPTION OF FEDERAL TAX CONSEQUENCES PROVIDED ABOVE IS BASED UPON CURRENT LAW AND THE POLICIES OF THE UNITED STATES DEPARTMENT OF THE TREASURY AND THE INTERNAL REVENUE SERVICE, AND IT SHOULD BE UNDERSTOOD THAT SUCH DESCRIPTION IS NOT EXHAUSTIVE, THAT THE LAW MAY CHANGE AND, FURTHER, THAT SPECIAL RULES ARE PROVIDED WITH RESPECT TO SITUATIONS NOT SPECIFICALLY DISCUSSED HEREIN. PARTICIPANTS ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF ANY TRANSACTIONS.

                        AVAILABLE INFORMATION

     Participants are advised that upon written or oral request the Company will provide without charge the Company's most recent annual report to shareholders, all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the description of the Company's Common Stock contained in Registration Statement on Form 8-A effective January 15, 1986. These documents are incorporated by reference in this Section 10(a) Prospectus. Participants may also receive upon written or oral request documents required to be delivered to participants pursuant to Rule 428(b) under the Securities Act, being the Prospectus and any updating information and the Company's most recent annual report to shareholders as well as additional information about the Plan and its administrators. Such requests should be directed to Corporate Secretary, Energy West Incorporated, One First Avenue South, Great Falls, Montana 59501, telephone (406) 791-7500.

                              EXHIBIT A

                      ENERGY WEST INCORPORATED
              DEFERRED COMPENSATION PLAN FOR DIRECTORS

Section 1.     Introduction

     1.1 Establishment. Energy West Incorporated, a Montana corporation (the "Company"), hereby establishes the Energy West Incorporated Deferred Compensation Plan for Directors (the "Plan") for those directors of the Company who are neither officers nor employees of the Company. The Plan provides the opportunity for Directors to defer receipt of all or part of their cash compensation on a pretax basis and, subject to approval of the Plan by shareholders, provide (i) the opportunity for Directors to elect to receive Fees in the form of Stock;
(ii) the opportunity for an investment return on those deferrals based upon Stock Equivalents, and for payment of deferred amounts in the form of Stock; (iii) incentive compensation to Directors, to be paid only in Stock; and (iv) the opportunity for Directors to defer receipt of such incentive compensation in the form of Stock Equivalents, and for payment of such deferred compensation in the form of Stock. Capitalized terms used herein are defined in Section 2 hereof.

     1.2 Purposes. The purposes of the Plan are to align the interests of Directors more closely with the interests of other shareholders of the Company, to encourage the highest level of Director performance by providing the Directors with a direct interest in the Company's attainment of its financial goals, and to help attract and retain qualified Directors.

     1.3 Effective Date. This Plan shall be effective upon approval of the Plan by the Board; provided that, until the later of the Shareholder Approval Date or the effective date of an applicable election required pursuant to Sections 5.1 or 6.3, as the case may be, (i) no Stock shall be issued under the Plan, (ii) no deferred cash amounts shall be converted into Stock Equivalents under the Plan, and (iii) no Incentive Award shall be made under the Plan. To the extent an investment or distribution of Stock may be made under this Plan, the Plan is intended to qualify for the exemption from short swing profits under Section 16(b) of the Exchange Act, as amended, provided by Rule 16b-3 of the Securities and Exchange Commission and now in effect or as hereafter amended. In the event the shareholders of the Company do not approve this Plan at the Company's 1996 annual meeting of shareholders, a participating Director may, within thirty days after the date of such meeting, elect to terminate participation in this Plan and to receive a one-time immediate cash distribution of the entire balance in the Deferred Account.

Section 2.  Definitions

     2.1 Definitions. The following terms shall have the meanings set forth below:

          (a) "Administrative Committee" means the committee designated in Section 3 to administer the Plan.

          (b) "Applicable Percentage" shall have the meaning set forth in Section 5.2.

          (c)  "Board" means the Board of Directors of the Company.

          (d)  "Change in Control" means any of the events set forth below:

                    (i) any person, as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of securities of the Company having 25% or more of the voting power in the election of directors of the Company; excluding, however, any person or an "affiliate" (as defined in the Exchange Act) of such person who was the beneficial owner of 25% or more of the outstanding shares of any class (preferred or common) of the Company's capital stock on February 29, 1996, and also excluding any acquisition or holding by the Company, its direct or indirect subsidiaries or any employee benefit plan of the Company or any such subsidiary; or

                    (ii) at the time that individuals who, as of the Shareholder Approval Date, constitute the board of directors of the Company (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

          (e) "Stock Equivalent" means a hypothetical share of Stock which shall have a value on any date equal to the Fair Market Value of one share of Stock on that date.

          (f) "Deferred Account" means the bookkeeping account established by the Company in respect to each Director pursuant to Section 6.3 hereof and to which shall be credited (i) an amount equal to the Fees deferred by the Director and interest thereon, if any, as provided in this Plan, (ii) the Stock Equivalents into which any deferred Fees and interest are converted by election of the Director pursuant to the Plan, (iii) the Stock Equivalents credited to such Director as Incentive Awards pursuant to Section 5.2 hereof, and (iv) the Stock Equivalents credited to such Director in respect of dividends pursuant to Section 6.4 hereof.

          (g) "Director" means a member of the Board who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under section 3401 of the Internal Revenue Code, and an officer who is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the Bylaws of the Company to serve as such.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (i) "Fair Market Value" means, with respect to Stock, as of any applicable date the last closing bid quotation with respect to a share of such Stock immediately preceding the time in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use (or any other system of reporting or ascertaining quotations then available), or if such Stock is not so quoted, the fair market value at the time in question of a share of such Stock as determined by the Company's Board in good faith; provided, that if the Company's Common Stock is hereafter listed on a United States securities exchange registered under the Exchange Act, then "Fair Market Value" shall mean, as of any applicable date (and as the following may be applicable), the closing sale price of a share of the Company's Common Stock in question on the Composite Tape for New York Stock Exchange-Listed Stock, or, if such Stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if, such Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such Stock is listed, as the case may be.

          (j) "Fees" means any annual retainer, meeting fees, and committee fees payable in cash to the Director for serving on the Board or any committee thereof, but does not include reimbursable expenses or any Incentive Award hereunder.

          (k)  "Fiscal Year" means any fiscal year of the Company.

          (l) "Incentive Award" means an award of Stock Equivalents pursuant to Section 5.2.

          (m)  "Incentive Plan" means the Energy West Management
               Incentive Plan.

          (n) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (o) "Interest Rate" shall mean, from time to time, the annual rate of interest on U.S. Treasury Notes maturing in seven years (or if none is maturing in exactly seven years, the rate for the Treasury Note which has a maturity closest to seven years in length), as listed in the edition of the Wall Street Journal published next following the last business day of each calendar quarter, and shall be adjusted on a quarterly basis.

          (p) "Shareholder Approval Date" shall mean the date on which the Plan is approved by the shareholders of the Company.

          (q) "Stock" means the $.15 par value common stock of the Company.

          (r) "Payment Date" means each of the dates each year on which the Company pays Fees to Directors.

     2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definitions of any term herein in the singular shall also include the plural.

Section 3.  Plan Administration

     The Plan shall be administered by the Administrative Committee, which shall be appointed by and serve at the pleasure of the Board. Subject to the limitations of the Plan, the Administrative Committee shall have the sole and complete authority and discretion: (i) to impose such limitations, restrictions and conditions as shall be deemed appropriate, (ii) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, the Administrative Committee shall have no authority, discretion or power to alter any terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. The Administrative Committee's determination on matters within its authority shall be conclusive and binding upon the Company, the Directors and all other persons.

Section 4.  Stock Subject to the Plan

     4.1 Number of Shares. There shall be authorized for issuance under the Plan, in accordance with the provisions of the Plan, 100,000 shares of Stock. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if such shareholder approval is required. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time which may be required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder. The shares of Stock issuable hereunder shall be authorized and unissued shares or previously issued and outstanding shares of Stock reacquired by the Company.

     4.2 Adjustments Upon Changes in Stock. If there shall be any change in the Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spinoff, split up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments shall be made by the Administrative Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Administrative Committee on an equitable basis as the Administrative Committee in its discretion determines.

Section 5.  Payment of Fees and Incentive Awards

     5.1 Form of Payment of Fees. Each Director shall have the option of (i) continuing to receive cash payment of all Fees on the Payment Dates for such Fees, or (ii) receiving a number of shares of Stock equal to the amount of Fees due, divided by the Fair Market Value of a share of Stock, determined as of the Payment Dates for such Fees; provided that a Director shall be entitled to receive Stock pursuant to (ii) above only if he or she has filed a written election with the Company, in a form prescribed by the Administrative Committee, prior to the Payment Date for the Fees to be received in Stock. Any election filed by a Director to receive Fees in Stock shall be effective until revoked, which revocation shall not become effective until the date such revocation is delivered to the Company.

     5.2 Incentive Awards. Each Director shall receive an Incentive Award following the end of each Fiscal Year equal to the product of (x) total Fees earned by such Director during such Fiscal Year, multiplied by the (y) Applicable Percentage with respect to such Fiscal Year (which Applicable Percentage will be zero if no awards are made by the Company under the Incentive Plan for that year) (such product being referred to as the "Incentive Award Value"); provided that such Director must have been a Director as of the last day of such Fiscal Year in order to be eligible for an Incentive Award with respect to such Fiscal Year. As used herein, the "Applicable Percentage" means the greatest (in percentage terms and not in absolute dollar terms) of the amounts of incentive compensation awarded to eligible participants pursuant to the Incentive Plan expressed as a percentage of such eligible participants' base salaries for the Fiscal Year with respect to which such awards are made. The "Applicable Percentage" shall be expressed as a decimal. (Example:
The Incentive Plan has two participants for 1997, A and B. A's base salary for 1997 is $50,000, and A receives incentive compensation under the Incentive Plan of $5,000. B's base salary for 1997 is $40,000, and B receives incentive compensation under the Incentive Plan of $4,400. In this example, the Applicable Percentage is .11 because B received incentive pay equal to 11% of his base salary for the Fiscal Year in question.) Incentive Awards shall be paid only in Stock or, if the Director has elected to defer receipt of such Incentive Award pursuant to
Section 6.1, in the form of Stock Equivalents credited to the Director's Deferred Account. For each Incentive Award, the number of shares of Stock to be issued or the number of Stock Equivalents to be credited, as the case may be, shall be equal to the Incentive Award Value of such Incentive Award, divided by the Fair Market Value of a share of Stock determined as of the date incentive bonuses become payable to employees of the Company under the Incentive Plan. Incentive Awards shall, subject to receipt of approval by the shareholders of the Company, be awarded to Directors beginning with awards for the Fiscal Year ended June 30, 1996, and for each Fiscal Year thereafter during the term of this Plan. The Incentive Awards for the Fiscal Year ended June 30, 1996 shall be made as soon as practicable following the Shareholder Approval Date.

Section 6.  Deferrals and Distributions

     6.1  Deferral Elections.  A Director may elect to defer receipt of
(i) Fees otherwise payable to him; and (ii) Incentive Awards to the Director pursuant to Section 5.2. A Director may make the elections permitted hereunder by giving written notice to the Company in a form approved by the Administrative Committee. The notice shall state: (i) whether Fees or Incentive Awards or both are to be deferred and (ii) the date as of which deferral is to commence. Subject to any exceptions provided in this Plan, the year in which distribution is to commence shall be the year in which the Director ceases to be a director of the Company.

     6.2 Time for Electing Deferral and Change in Election. An election to defer receipt of Fees and/or Incentive Awards shall be made prior to the later to occur of the following: (i) the beginning of the calendar year during which the Fees and/or Incentive Awards to be deferred are to be earned; or (ii) the thirty-first day following the date the Director first becomes eligible to participate in the Plan; provided that, an election made after the first day of a calendar year shall only apply to (A) Fees earned after the date of the election and
(B) Incentive Awards with respect to calendar years beginning after the date of the election. An election to defer, once made, is irrevocable for the first calendar year with respect to which the election is made, except as provided in Section 6.11 hereof. An election to defer, once made, shall continue to be effective for succeeding calendar years until revoked or modified by the Director by written notice to the Company prior to the beginning of a calendar year for which Fees and/or Incentive Awards would otherwise be deferred.

     6.3 Deferred Accounts. A Deferred Account shall be established for each Director. An amount equal to Fees deferred by a Director shall be credited to such Account as of the date such amounts would otherwise have been paid in cash to the Director. If the Director has previously given written notice of an election to have cash compensation converted into Stock Equivalents to the Company in a form approved by the Administrative Committee, such compensation, and accrued interest thereon, if any, shall be converted into Stock Equivalents based on Fair Market Value as of the latest to occur of (i) the date such amounts would have otherwise been paid in cash to the Director or (ii) the Shareholder Approval Date. Any cash amount credited to a Deferred Account shall earn interest at the Interest Rate from the date as of which the amount was credited to the Deferred Account until the earlier of (i) the date as of which any such amount is converted into Stock Equivalents as provided in this Section, or (ii) the date of distribution of such amounts pursuant to this Plan. Stock Equivalents representing deferred Incentive Awards shall be credited to such Account as of the date on which incentive compensation for such Fiscal Year becomes payable pursuant to the Incentive Plan. A Director's Deferred Account shall also be credited with hypothetical dividends and other distributions pursuant to Section 6.4.

     6.4  Hypothetical Dividends on Stock Equivalents.  Stock
Equivalents having a Fair Market Value as of the applicable distribution date equal to Dividends and other distributions that would have been paid if Stock Equivalents credited to a Deferred Account had been outstanding as Stock shall be credited to such Deferred Account as of the respective distribution dates for such Dividends or other distributions. Stock Equivalents having a Fair Market Value as of the applicable distribution date equal to the values as of such date of any securities that would have been issued in respect of Stock Equivalents, if such Stock Equivalents credited to a Deferred Account had been outstanding as Stock, in connection with reclassification, spinoffs and the like shall be credited to such Deferred Account as of the respective distribution date for such securities. Fractional shares shall be credited to a Director's Deferred Account cumulatively, but the balance of shares of Stock Equivalents in a Director's Deferred Account shall be rounded to the next highest whole share for any distribution to such Director pursuant to this Section 6.

     6.5 Statement of Accounts. A statement will be sent to each Director as to the dollar amount and Stock Equivalents credited to his or her Deferred Account at least once each calendar year.

     6.6 Payment of Accounts. Distribution of a Deferred Account shall be made in accordance with a Director's deferral notice. Such distribution shall consist of (A) the dollar amount credited to the Deferred Account in respect of Fees, for which no election to convert into Stock Equivalents shall have been made, and interest accrued thereon, and (B) one share of Stock for each Stock Equivalent credited to the Deferred Account as of the date for distribution.

     6.7 Payments to a Deceased Director's Estate. In the event of a Director's death before the balance of his Deferred Account is paid, payment of the balance of the Director's Deferred Account shall then be made to the beneficiary designated by the Director pursuant to Section
6.8 or, in the absence of a designation of a beneficiary pursuant to
Section 6.8, to his estate, in the time and manner selected by the Administrative Committee. The Administrative Committee may take into account the application of any duly appointed administrator or executor of a Director's estate and direct that the balance of the Director's Deferred Account be paid to his estate in the manner requested by such application.

     6.8 Designation of Beneficiary. A Director may designate one or more beneficiaries in the manner and on a form approved by the Administrative Committee.

     6.9 Change in Control. Notwithstanding any provision of this Plan to the contrary, in the event a Change in Control of the Company occurs, within ten (10) days of the date of such Change in Control, each Director shall receive a lump sum distribution in cash equal to the dollar amount of the value of all Stock Equivalents credited to such Director's Deferred Account as of the Payment Date immediately preceding the date of distribution (based upon the highest Fair Market Value during the 30 days immediately preceding the Change in Control).

     6.10 Emergency Payments. In the event of an "unforeseeable emergency" as defined herein, a majority of the full Board (except that the member requesting distribution pursuant to this Section 6.10 shall not participate in any decision of the Board pursuant to this Section 6.10), may determine the amounts payable under Section 6 hereof and pay all or a part of such amounts without regard to the payment dates provided in Section 6, to the extent the Board determines that such action is necessary in light of immediate and substantial needs of the Director (or his beneficiary) occasioned by severe financial hardship and otherwise determines such payment is appropriate in its sole and absolute discretion. For the purposes of this Section, an "unforeseeable emergency" is a severe financial hardship to the Director resulting from a sudden and unexpected illness or accident of the Director or beneficiary, or of a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Director or beneficiary, loss of the Director's or beneficiary's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director or beneficiary. Payments shall not be made pursuant to this Section to the extent that such hardship is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Director's or beneficiary's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (c) by cessation of the Director's deferrals under the Plan. Such action shall be taken only if a Director (or a Director's legal representatives or successors) signs an application describing fully the circumstances which are deemed to justify the payment, together with an estimate of the amounts necessary to prevent such hardship, which application shall be approved by the Board after making such inquiries as the Board deems necessary or appropriate.

     6.11 Payment of Taxable Amount. Notwithstanding any other provision of this Section 6 and regardless of whether payments have commenced under this Section 6, in the event that the Internal Revenue Service should finally determine that part or all of the value of a Director's Deferred Account which has not actually been distributed to the Director is nevertheless required to be included in the Director's gross income for Federal and/or state income tax purposes, then the balance of the Deferred Account or the part thereof that was determined to be includable in gross income shall be distributed to the Director in a lump sum as soon as is practicable after such determination, without any action or approval by the Administrative Committee. A "final determination" of the Internal Revenue Service for purposes of this
Section is a determination in writing by said Service ordering the payment of additional tax, reporting of additional gross income or otherwise requiring Plan amounts to be included in gross income, which is not appealable or which the Director does not appeal within the time prescribed for appeals.

Section 7.  General Creditor Status

     Each Director, and each other recipient under a Director's Deferred Account pursuant to Section 6, shall be and remain an unsecured general creditor of the Company with respect to any payments due and owing to such Director hereunder. All payments to persons entitled to benefits hereunder shall be made out of the general assets, and shall be the sole obligations, of the Company. The Plan is a promise to pay benefits in the future and it is the intention of the parties that it be "unfunded" for tax purposes (and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), although it is not intended that this plan be subject to ERISA because Directors are not employees.

Section 8.  Claims Procedures

     If a claim for benefits made by any person (the "Applicant") is denied, the Administrative Committee shall furnish to the Applicant, within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time), a written notice which: (i) specifies the reasons for the denial, (ii) refers to the pertinent provisions of the Plan on which the denial is based, (iii) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary, and (iv) explains the claim review procedures. Upon written request of the Applicant submitted within 60 days after receipt of such written notice, the Administrative Committee shall afford the Applicant a full and fair review of the decision denying the claim, and if so requested: (i) permit the Applicant to review any documents which are pertinent to the claim, (ii) permit the Applicant to submit to the Administrative Committee issues and comments in writing, and (iii) afford the Applicant an opportunity to meet with the Administrative Committee as a part of the review procedure. Within 60 days after its receipt of request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Administrative Committee shall notify the Applicant in writing of its decision and the reasons for its decision and shall refer the Applicant to the provisions of the Plan which form the basis for its decision.

Section 9.  Assignability

     The right to receive payments or distributions hereunder shall not be transferable or assignable by a Director other than by will or the laws of descent and distribution.

Section 10.  Plan Termination, Amendment and Modification

     The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, and, provided further that no termination, amendment or modification shall reduce the amount then credited to any Director's Deferred Account or otherwise adversely change the terms and conditions thereof without the Director's consent.

Section 11.  Governing Law/Plan Construction

     The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Montana.
Nothing in this document shall be construed as an employment agreement or in any way impairing the right of the Company, its board, committees or shareholders, to remove a Director from service as a director, to refuse to renominate or reelect such person as a director, or to enforce the duly adopted retirement policies of the board of directors of the Company.

                        EXECUTIVE SUMMARY OF
                      ENERGY WEST INCORPORATED
              DEFERRED COMPENSATION PLAN FOR DIRECTORS


     A.   General

     The Plan provides the following benefits to Directors:

          1. A Director can defer receipt of directors' fees and incentive awards until such time as he ceases to be a director of the Company by retirement or otherwise. Any fees and awards deferred would be taxed only upon receipt.

          2. A Director can elect to receive directors' fees in Energy West stock, either currently or on a deferred basis. Fees paid in the form of stock would be taxed on the basis of fair market value of the stock at the time of distribution to the Director.

          3. Directors will participate in an incentive compensation arrangement. The incentive compensation will be paid only in stock, and can be distributed on a current or deferred basis. For any given year, the amount of incentive compensation will be the total fees earned by each Director for that year multiplied by the highest percentage incentive award for that year to any employee under the Company's management incentive compensation plan.

     B.   Deferral Elections

          1. Fees (either cash or stock) and incentive compensation (stock only) can be received either currently, as they are earned, or on a deferred basis. Elections to defer receipt are subject to timing requirements:

          (a) Any election to defer receipt of fees to be paid in cash must be provided to the Company prior to the year in which the fees are to be earned. If a person becomes a Director during a year, he or she may file an election to defer receipt of fees within 31 days after he or she becomes a Director. In all cases, elections to defer can relate only to:

               (i)  Fees earned after the date of election;

               (ii) Incentive compensation for years following the year in which the election is made.

          (b) An election to defer is irrevocable for the first calendar year following the date of the election. A deferral election may be revoked for succeeding years so long as notice of such revocation is delivered to the Company prior to the beginning of the calendar year for which Fees or Incentive Awards otherwise would have been deferred.

     C.   Conversion Elections

          1. A Director may elect to receive directors' fees in the form of stock instead of cash. Such stock may be received on a current or deferred basis.

          2. In order to receive fees in the form of stock, a Director must file an election to that effect prior to the date on which the fees are to be paid. Any revocation of an election to receive fees in stock shall become effective on the date of such revocation.

          3. If a Director has elected to defer receipt of fees, and also has elected to receive such fees in stock, deferred fees will be converted into stock equivalents (based on the fair market value of such stock as of the date of conversion) upon the date such amounts would have otherwise been paid in cash to the Director.

     D.   Interest

          Any cash amount that has been deferred will earn interest at the annual prime rate of Norwest Bank, or any successor entity as of the last day of each calendar quarter, until paid or converted into stock equivalents as described in part C.

     E.   Treatment of Deferred Stock Equivalents; Dividends

          1. All deferrals of receipt of stock under the Plan (fees converted into stock, and incentive awards) will take the form of stock equivalents credited to the account of the Director. During the period of deferral, no actual stock will be issued and stock equivalents will not carry voting rights. The number of stock equivalents credited to a Director's account will be the number of actual shares of stock that could have been purchased on the date deferred fees or incentive compensation would otherwise be payable or distributable to the Director based on the amount or value of such fees or incentive compensation. Upon the lapse of the period of deferral, the Company will issue to the Director a number of shares of stock equal to the number of stock equivalents credited to the Director's account. It should be noted that the value of the stock received by Directors upon lapse of the period of deferral will be greater or lesser than the value of such stock on the date stock equivalents are credited to Directors' accounts, based on increases or decreases from the date credited to the date distributed.

          2. On each date set for payment of dividends on the Company's stock, a Director's account will be credited with stock equivalents equal in value to the amount of dividends that would have been paid on the stock equivalents then in the account had such stock equivalents been outstanding as shares of stock.

          3. See the example of deferred receipt of stock and distribution of stock upon lapse of the deferral period attached hereto as Exhibit A.

     F.   Other Provisions

        1. Upon certain changes of control of the Company, the value of cash and stock equivalents credited to each Director's account shall be distributed immediately in cash.

        2. Payment may be made prior to the end of the period of deferral for emergencies, or if a determination is made that some or all of the amounts deferred are includable in the Director's gross income for tax purposes for an earlier year.

        3. As to all deferred amounts, Directors shall be unsecured general creditors of the Company.

                              EXHIBIT A

              Example of Deferred Receipt of Stock and
         Distribution of Stock Upon Lapse of Deferral Period








                      YR1        YR2        YR3        YR4         YR5

Deferred Fees      $8,000.00  $8,000.00  $8,000.00  $8,000.00   $8,000.00
Deferred

Incentive Comp.    $2,400.00  $2,400.00  $2,400.00  $2,400.00   $2,400.00

FMV of Stock        $9/Share  $10/Share  $11/Share  $12/Share   $13/Share
Stock

Equivalents for    1,155.55   1,040.00     945.45     866.67      800.00
Current Year

Carry Over From         ---   1,206.61   2,336.47   3,401.26    4,410.19
Prior Year

Balance Before     1,155.55   2,246.61   3,281.92   4,267.93    5,210.19
Dividends

 .40/Share             51.36      89.86     119.34     142.26      160.31
Annual Dividend
in Stock
Equivalents

Balance After     1,206.61    2,336.47   3,401.26   4,410.19   5,370.50
Dividends

DOLLAR VALUE OF  10,859.49   23,364.70  37,413.86  52,922.28  69,816.50
DEFERRED STOCK
PORTION OF
ACCOUNT

   The foregoing example is purely hypothetical and should be used solely for the purpose of illustrating the treatment of deferred fees and incentive compensation under the Company's Deferred Compensation Plan for Directors. Nothing in this example should be construed as indicating the true potential for (i) the payment of dividends or the amount thereof or
(ii) capital appreciation or depreciation of the Company's common stock.

                     ENERGY WEST INCORPORATED
             DEFERRED COMPENSATION PLAN FOR DIRECTORS




Corporate Secretary
Energy West Incorporated
One First Avenue South
Great Falls, Montana 59401

     I hereby acknowledge that a copy of the Prospectus of Energy West Incorporated (the "Company") describing the Deferred Compensation Plan for Directors (the "Plan") has been furnished to me and that capitalized terms not defined herein shall have the meaning set forth in the Plan. Under the Plan, I have the right to make certain elections, and I hereby make the following elections, subject to the terms of the Plan:

     1.   Receipt of Fees  (check one)

               Receive cash payment of all Fees on the Payment Date

               Receive Fees in the form of Stock

     An election to receive Fees in the form of Stock shall be effective until revoked, which revocation shall not become effective until the date such revocation is delivered to the Company.

     2.   Deferral of Fees  (check none, one or both)

               Defer Fees as of ______________ (the beginning of the next calendar year or the beginning of the next calendar month for Directors first becoming eligible to participate in the Plan)

               Defer Incentive Awards as of ______________ (the beginning of the next calendar year)

     An election to defer, once made, is irrevocable for the first calendar year with respect to which the election is made and shall continue to be effective for succeeding calendar years until revoked or modified by written notice to the Company prior to the beginning of a calendar year for which Fees and/or Incentive Awards would otherwise be deferred.

     3.   Conversion into Stock Equivalents.

               All elections to defer will result in the conversion of deferred amounts into Stock Equivalents, except that a Director may elect to have deferred cash payments of Fees earn interest at the Interest Rate by checking this box.

     Under the Plan, I have the right to designate any person (including a trust or other entity) as my beneficiary under the Plan. I hereby designate the following as beneficiary to receive all interests which I might have under the Plan upon my death:


____________________________________________________________________________
                  Beneficiary Name (Please print)

____________________________________________________________________________
                              Address

____________________________________________________________________________
City                          State                              Zip

    The Secretary of the Company is hereby authorized to advise the Company of the foregoing elections which shall be authorization for the Company to act in accordance therewith pursuant to the terms of the Plan.


____________________________________    ____________________________________
Director's Signature                         Date

____________________________________    ____________________________________
Director's Name (Please print)               Social Security Number


____________________________________________________________________________
                              Address

____________________________________________________________________________
City                          State                              Zip